Exhibit 24(a)(1)

DUKE ENERGY CORPORATION

Power of Attorney

Registration Statement on Form S-3

The undersigned Duke Energy Corporation, a Delaware corporation and certain of its officers and/or directors, do each hereby constitute and appoint Steven K. Young, Stephen G. De May, David S. Maltz and Robert T. Lucas III, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a registration statement or registration statements of said Duke Energy Corporation on Form S-3 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 27th day of August, 2013.

DUKE ENERGY CORPORATION
(Registrant)

	By:	/s/ Lynn J. Good
		Name:	Lynn J. Good
		Title:	President and Chief Executive Officer

(Corporate Seal)

ATTEST:

/s/ Alison D. Ford
Alison D. Ford
Assistant Corporate Secretary

SIGNATURE	TITLE

/s/ James E. Rogers	Director and Chairman
James E. Rogers

/s/ Lynn J. Good	Director, Vice Chairman, President and Chief Executive Officer
Lynn J. Good	(Principal Executive Officer)

Executive Vice President, Chief Financial Officer, Chief Accounting Officers and Controller
Steven K. Young	(Principal Financial Officer and Principal Accounting Officer)

/s/ William Barnet, III	Director
William Barnet, III

/s/ G. Alex Bernhardt, Sr.	Director
G. Alex Bernhardt, Sr.

/s/ Michael G. Browning	Director
Michael G. Browning

/s/ Harris E. DeLoach, Jr.	Director
Harris E. DeLoach, Jr.

/s/ Daniel R. DiMicco	Director
Daniel R. DiMicco

/s/ John H. Forsgren	Director
John H. Forsgren

/s/ Ann M. Gray	Lead Director
Ann M. Gray

/s/ James T. Hance, Jr.	Director
James H. Hance, Jr.

/s/ John T. Herron	Director
John T. Herron

/s/ James B. Hyler, Jr.	Director
James B. Hyler, Jr.

/s/ E. Marie McKee	Director
E. Marie McKee

/s/ E. James Reinsch	Director
E. James Reinsch

/s/ James T. Rhodes	Director
James T. Rhodes

/s/ Carlos A. Saladrigas	Director
Carlos A. Saladrigas

/s/ Philip R. Sharp	Director
Philip R. Sharp